Exhibit 99.1

         Schnitzer Steel Reports Record Revenues and Profits


    PORTLAND, Ore.--(BUSINESS WIRE)--Oct. 2, 2003--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today reported net income of $16.9 million or $0.84 per diluted share on revenues of $153.6 million for the fourth quarter ended August 31, 2003. During the fourth quarter of 2002, the Company reported net income of $2.2 million or $0.12 per diluted share on revenues of $100.1 million.
    For the fiscal year ended August 31, 2003, the Company reported net income of $43.2 million or $2.20 per diluted share on revenues of $496.9 million. During fiscal 2002, Schnitzer Steel reported net income of $6.6 million or $0.35 per diluted share on revenues of $350.6 million.
    "Fiscal 2003 was a record year for Schnitzer Steel," said Robert
W. Philip, President and Chief Executive Officer. "It was also the first year since the 1997 Asian financial crisis in which we experienced an extended period of improving prices for ferrous recycled metal. It is truly gratifying to see all of our business segments showing significant gains over fiscal 2002, most of which were driven by improving market conditions. Both our wholly-owned Metals Recycling Business and our joint ventures in the metals recycling business produced record profits in fiscal 2003, enabled in part by our strategic deep water export terminals that have the size, scope and capability to efficiently service the strong demand from our Asian customer base. Also, our recently acquired Auto Parts Business provided us with significant earnings gains in fiscal 2003 and gives us a strong base to grow this business segment that fits within our core metals recycling strategy. Finally, our Steel Manufacturing business made significant improvement in its operating results during fiscal 2003, which came primarily from modest increases in domestic demand coupled with a rising price environment."
    Mr. Philip continued, "Our record fiscal 2003 operating performance was clearly driven by improved market conditions; however, much of the credit goes directly to our partners, managers and employees of our many businesses who executed our strategies and allowed us to capture the market opportunities."

    Metals Recycling Business

    The Metals Recycling Business reported operating income of $14.2 million in the fourth quarter of fiscal 2003, an improvement of $8.1 million or 131% over the same quarter last year. In the fourth quarter 2003, this business segment shipped 530,000 tons of ferrous metal, which was near record levels, and was 28% ahead of the volume reported in the same period a year ago. The higher sales volumes came from the combination of increased tonnage of lower margin brokerage material coupled with a larger than average number of export shipments. The average ferrous selling price increased 27% from last year's fourth quarter and was up 3% over the third quarter of fiscal 2003. The higher selling prices were driven by strong demand from China and other Asian countries. The cost of unprocessed metal also rose during the fourth quarter of fiscal 2003, which tempered the margin benefit from the higher selling prices and sales volumes.

    Joint Venture Businesses

    As previously reported, on February 14, 2003, a wholly-owned subsidiary of the Company completed the acquisition of the interest of its 50% partner in the Pick-N-Pull Auto Dismantlers joint venture (the "Pick-N-Pull Joint Venture"). Prior to fiscal 2003, the Pick-N-Pull Joint Venture was accounted for under the equity method and was included in "Joint Ventures" in the Company's financial statements. However, as a result of the recent acquisition, the Company elected, under generally accepted accounting principles, to consolidate the results of the acquired businesses retroactively to the beginning of the fiscal year, September 1, 2002. Thus, fiscal 2003 revenues and expenses of the Pick-N-Pull Joint Venture and other acquired assets have been included in a separate reporting segment termed the "Auto Parts Business", which is described below. The financial results of the Pick-N-Pull Joint Venture for periods prior to fiscal 2003 continue to be reported under Joint Ventures.
    Income from Joint Ventures, excluding the Pick-N-Pull Joint Venture, amounted to $6.2 million for the fourth quarter of 2003. This amount compares to $5.6 million, including $2.0 million from the Pick-N-Pull Joint Venture, in the fourth quarter of last year. The higher fiscal 2003 quarterly income was largely driven by improved results for the joint ventures in the metals recycling business, which benefited from many of the same business fundamentals as the Company's wholly-owned Metals Recycling Business. However, these businesses did not report the same relative increase in ferrous sales volumes during the fourth quarter of fiscal 2003 as did the Company's wholly-owned Metals Recycling Business.

    Auto Parts Business

    The Auto Parts Business reported operating income of $5.7 million in the fourth quarter of fiscal 2003. On a comparable pro-forma basis, this business segment earned $5.8 million of operating income during the fiscal 2002 quarter. Revenues and gross margins showed modest gains over the pro-forma results for the year earlier period; however, higher operating expense, primarily insurance costs, offset the improved gross margins.

    Steel Manufacturing Business

    The Steel Manufacturing Business reported its first quarterly operating profit in two years during the most recent quarter. Operating income amounted to $0.4 million in the fourth quarter of fiscal 2003, which compares to an operating loss of $2.0 million in the fiscal 2002 quarter. The operating margin improvement was driven by the combination of higher sales prices and volumes, offset in part by higher recycled metal and energy costs. Fourth quarter 2003 finished steel prices averaged $300 per ton, which was 8% higher than the year ago level and was also the highest quarterly average since the second quarter of fiscal 1999. Sales volumes amounted to 178,000 tons in the fourth quarter of fiscal 2003, which was 12% above last year's fourth quarter and was the third highest quarterly volume ever shipped by this business segment. Both sales volumes and prices benefited from modest improvements in domestic demand as well as from lower volumes of steel imports, which is partially attributed to the recent weakness of the U.S. dollar as well as the continuing impact of the import duties. Selling prices also increased as domestic steel manufacturers raised prices in an attempt to pass through the rise in raw material and energy costs.

    Outlook

    In early calendar 2002, certain countries of the former Soviet Union, primarily the Ukraine and Russia, enacted export tariffs and bans to restrict the export of recycled metal and retain the valuable resource to grow and redevelop their domestic economies. These restrictions in tandem with other market factors resulted in the international ferrous recycled metal market rebounding to price levels that had not existed since before the 1997 Asian financial crisis.
    Based upon the Metals Recycling Businesses' first quarter 2004 order backlog, contracted selling prices are on average, modestly higher than the amount recognized in the most recent quarter, and significantly higher than the amount reported during last year's first fiscal quarter. Tempering the higher selling prices is an expected increase in ocean freight costs due principally to strong demand from Asian countries for bulk cargos, as well as upward pressure on the cost to purchase metal from suppliers. First quarter 2004 ferrous sales volumes are anticipated to be lower than the near record fourth quarter 2003 sales volumes, due to lower year-end inventories and typical quarterly variations, but are expected to be approximately 50% above last year's first quarter levels. Similar market factors are expected to affect our joint ventures in the metals recycling business.
    We anticipate the domestic economy will continue to improve during the first quarter of fiscal 2004, which should further benefit the Company's Steel Manufacturing Business. The Steel Manufacturing Business announced a number of price increases over the last few months, two of which take effect during the first quarter of fiscal 2004, which are expected to increase the Company's average selling price for finished steel. The higher selling prices are expected to offset the rise in recycled metal costs and further improve the businesses' profitability during the first quarter of fiscal 2004. The Auto Parts Business is anticipated to report a quarterly operating profit that is modestly above last year's first quarter level of $5.2 million. Overall, the Company estimates its first quarter 2004 income from operations to be in the $18 million to $20 million range. This amount compares to income from operations of $8.7 million that was reported for the first quarter of fiscal 2003.
    The Company anticipates that its effective tax rate will continue to benefit from net operating loss carryforwards that were acquired as part of a 1996 acquisition as well as from Extraterritorial Income Exclusion benefits associated with certain export sales. These, as well as other factors should result in an effective fiscal 2004 tax rate in the high twenty percent range.
    Schnitzer Steel Industries, Inc. is one of the nation's largest recyclers of ferrous metals, a manufacturer of finished steel products and a leading self-service auto parts and dismantling company. The Company, with its joint venture partners, processes approximately 4.9 million tons of recycled ferrous metals per year. In addition, the Company's steel mill has an annual production capacity of approximately 700,000 tons of finished steel products. The Company and its joint venture partners operate primarily along the West Coast and Northeastern seaboard of the United States.

    This news release, particularly the "Outlook" section, contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. One can generally identify these forward-looking statements because they contain "expect", "believe", "anticipate", "estimate" and other words that convey a similar meaning. One can also identify these statements, as they do not relate strictly to historical or current facts. Examples of factors affecting both Schnitzer Steel Industries, Inc.'s consolidated operations and its joint ventures (the Company) that could cause actual results to differ materially from current expectations are the following: volatile supply and demand conditions affecting prices and volumes in the markets for both the Company's products and raw materials it purchases; world economic conditions; world political conditions; changes in federal and state income tax laws; foreign currency fluctuations; competition; seasonality, including weather; energy supplies; freight rates; the predictability of joint venture operating results; and the inability to complete expected large scrap export shipments in the current quarter, all as discussed in more detail under the heading "Factors That Could Affect Future Results" in the Company's most recent quarterly report on Form 10-Q. One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company's forward-looking statements. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. The Company does not assume any obligation to update any forward-looking statement.
    For more information about Schnitzer Steel Industries, Inc. go to www.schnitzersteel.com.



                  SCHNITZER STEEL INDUSTRIES, INC.
                        FINANCIAL HIGHLIGHTS
              (in thousands, except per share amounts)
                             (Unaudited)

                 For the Three Months Ended      For the Year Ended
                        August 31,                  August 31,
                    2003          2002          2003          2002

REVENUES:

Metals Recycling Business:

 Ferrous sales    $ 83,501      $ 51,061      $255,232      $173,473
 Nonferrous
  sales             13,240        11,460        47,788        41,708
 Other sales         1,204         1,337         5,533         6,631
              ------------- ------------- ------------- -------------
  Total sales       97,945        63,858       308,553       221,812

Auto Parts
 Business           17,020             -        65,225             -
Steel
 Manufacturing
 Business           56,684        47,197       191,861       166,586
Intercompany
 sales
 eliminations      (18,053)      (10,966)      (68,773)      (37,750)
              ------------- ------------- ------------- -------------
  Total           $153,596      $100,089      $496,866      $350,648
              ============= ============= ============= =============


INCOME (LOSS) FROM OPERATIONS:

Metals Recycling
 Business         $ 14,213      $  6,154      $ 35,781      $ 11,541
Auto Parts
 Business            5,732             -        21,968             -
Steel
 Manufacturing
 Business              376        (1,986)       (2,522)       (5,649)
Joint ventures       6,212         5,597        24,421        19,390
Corporate expense   (2,968)       (2,066)       (9,966)       (8,020)
Intercompany
 eliminations        1,247          (178)        1,203          (253)
Impairment and
 other
 nonrecurring
 charges                 -        (4,840)       (2,100)       (7,100)
              ------------- ------------- ------------- -------------
  Total           $ 24,812      $  2,681      $ 68,785      $  9,909
              ============= ============= ============= =============



NET INCOME        $ 16,873      $  2,196      $ 43,201      $  6,553
              ============= ============= ============= =============

BASIC EARNINGS
 PER SHARE        $   0.88      $   0.12      $   2.32      $   0.36
              ============= ============= ============= =============

DILUTED
 EARNINGS PER
 SHARE            $   0.84      $   0.12      $   2.20      $   0.35
              ============= ============= ============= =============

SHARE INFORMATION (THOUSANDS):
  Basic shares
   outstanding      19,221        18,370        18,650        18,296
              ============= ============= ============= =============

  Diluted shares
   outstanding      20,188        18,930        19,653        18,566
              ============= ============= ============= =============


                   SCHNITZER STEEL INDUSTRIES, INC.
                   CONSOLIDATED STATEMENT OF INCOME
               (in thousands, except per share amounts)


                  For the Three Months Ended    For the Year Ended
                           August 31,                 August 31,
                       2003         2002         2003         2002
                          (Unaudited)                (Audited)

 Revenues            $153,596     $100,089     $496,866     $350,648
                     --------     --------     --------     --------

 Costs and expenses:
   Cost of goods sold and other
    operating
     expenses         124,932       90,636      413,043      324,360
   Impairment and other
    nonrecurring
     charges                -        4,840        2,100        7,100
   Selling and commission
    expenses            1,500          774        5,311        2,863
   General and administrative
    expenses            8,564        6,755       32,048       25,806
                        -----        -----       ------       ------

 Income (loss) from
  consolidated
  operations           18,600       (2,916)      44,364       (9,481)

 Income from joint
  ventures              6,212        5,597       24,421       19,390
                        -----        -----       ------       ------
 Income from
  operations           24,812        2,681       68,785        9,909

 Other income (expense):
   Interest expense      (644)        (452)      (1,778)      (2,314)
   Other income
    (expense), net       (371)         (27)        (540)          52
                         -----         ----        -----         ---
                        (1,015)        (479)     (2,318)      (2,262)
                        -------        -----     -------      -------
 Income before income
  taxes                 23,797        2,202      66,467        7,647

 Income tax provision   (6,484)          (6)    (17,946)      (1,094)
                        -------       ------    --------      -------
 Income before minority interests, pre-acquisition
   interests and cumulative effect of accounting
    change              17,313        2,196      48,521        6,553

 Minority interests,
  net of income taxes     (474)           -     (1,824)            -
 Pre-acquisition interests,
  net of income taxes       34            -     (2,513)            -
                          ----          ---     ------           ---
 Income before cumulative
  effect of change in
   accounting principle 16,873        2,196     44,184         6,553

 Cumulative effect of
  change in accounting
   principle                 -            -       (983)            -
                        -------       -----     ------         -----

 Net income           $ 16,873      $ 2,196   $ 43,201      $  6,553
                      ========      =======   ========      ========

 Basic earnings
  per share           $   0.88      $  0.12   $   2.32      $   0.36
                      ========      =======   ========      ========

 Diluted earnings
  per share           $   0.84      $  0.12   $   2.20      $   0.35
                      ========      =======   ========      ========

                   Schnitzer Steel Industries, Inc.
                     Selected Operating Statistics
                              (Unaudited)

                         Q1 FY03  Q2 FY03  Q3 FY03 Q4 FY03    FY03
                         -------  -------  ------- -------    ----
Metals Recycling Business
 Ferrous Recycled Metal Sales Prices ($/LT)
   Domestic                $100     $108     $125    $119      $114
   Export                  $104     $113     $140    $144      $127
   Average                 $102     $111     $133    $137      $122

 Ferrous Sales Volume (LT)
   Domestic Processed/a 113,439   95,277  132,217  82,087   423,020
   Domestic Brokered/a   38,890   57,462   60,322  75,376   232,050
   Export               142,199  402,437  239,801 372,658 1,157,095
                       --------------------------------------------
     Total/a            294,528  555,176  432,340 530,121 1,812,165
                       ============================================

(a) Includes sales to
    the Steel Manufacturing
    Business            114,988  140,823  144,274 134,787   534,872
                       ============================================


Steel Manufacturing Business
 Sales Prices ($/NT)
   Rebar                   $273     $269     $282    $298      $282
   Other                   $293     $299     $305    $303      $300
   Average                 $284     $283     $293    $300      $291

 Sales Volume (NT)
   Rebar                 64,652   74,160   88,323  99,829   326,964
   Wire Rod              50,216   37,790   47,469  51,016   186,491
   Other                 27,470   25,099   28,418  27,170   108,157
                       --------------------------------------------
     Total              142,338  137,049  164,210 178,015   621,612
                       ============================================

Joint Ventures
 JV Ferrous Recycled Metal
  Sales Volume (LT)     637,354  940,138  880,065 865,254 3,322,811
                       ============================================


Note: Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer



                           Q1 FY02  Q2 FY02  Q3 FY02  Q4 FY02    FY02
                           -------  -------  -------  -------    ----
Metals Recycling Business
 Ferrous Recycled Metal Sales Prices ($/LT)
   Domestic                 $84      $82      $95     $109       $93
   Export                   $88      $89      $97     $108       $95
   Average                  $87      $87      $96     $108       $94

 Ferrous Sales Volume (LT)
   Domestic Processed/a  74,794   95,805   95,612  129,049   395,260
   Domestic Brokered/a   24,238   19,668   29,484   20,210    93,600
   Export               248,594  286,210  267,500  265,589 1,067,893
                       ----------------------------------------------
     Total/a            347,626  401,683  392,596  414,848 1,556,753
                      ==============================================

(a) Includes sales to
    the Steel Manufacturing
    Business             93,392   97,999  111,811  103,369   406,571
                      ==============================================


Steel Manufacturing Business
 Sales Prices ($/NT)
   Rebar                   $272     $266     $265     $270      $267
   Other                   $293     $285     $284     $287      $287
   Average                 $280     $275     $274     $279      $276

 Sales Volume (NT)
   Rebar                 73,901   64,241   92,123   77,157   307,422
   Wire Rod              20,120   24,573   44,826   53,966   143,485
   Other                 30,051   28,019   31,820   28,486   118,376
                      ----------------------------------------------
     Total              124,072  116,833  168,769  159,609   569,283
                      ==============================================

Joint Ventures
 JV Ferrous Recycled Metal
  Sales Volume (LT)     893,671  891,612  896,831  796,450 3,478,564
                      ==============================================


Note: Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer



    CONTACT: Schnitzer Steel Industries, Inc.
             Financial Contact:
             Barry Rosen, 503/323-2720
             Press Contact:
             Tom Zelenka, 503/323-2821
             www.schnitzersteel.com